Exhibit 10.52

HLTH CORPORATION RIVER DRIVE CENTER TWO 669 RIVER DRIVE ELMWOOD PARK, NJ 07407-1361 201.703.3400 TEL 201.703.3401 FAX
Martin J. Wygod
c/o HLTH Corporation
669 River Drive
Elmwood Park, NJ 07407
Dear Marty:
Reference is made to your Employment Agreement dated August 3, 2005 between HLTH Corporation and you (as amended, the “Agreement”). The Agreement is hereby amended by inserting the following at the end of Section 9.9:
“Notwithstanding the foregoing, if the action is still pending as of October 31 of any year following a year which Executive incurs such legal fees, then the Company shall be obligated to pay Executive’s reasonable legal fees within 45 days following the court decision or settlement, whichever is applicable, if (a) Executive prevails on such action or such action is settled and (b) Executive submits a written expense report for reimbursement within 30 days following the court decision or settlement, whichever is applicable.”
Please indicate your agreement by signing the acknowledgement below.

HLTH Corporation

/s/ Charles A. Mele
Name: Charles A. Mele
Title: Executive Vice President & General Counsel

Acknowledged and Agreed

/s/ Martin J. Wygod
Martin J. Wygod